ZALICUS

ZALICUS REPORTS FINANCIAL RESULTS FOR THE FIRST QUARTER 2013

CAMBRIDGE, Mass. – May 2, 2013 – Zalicus Inc. (Nasdaq Capital Market: ZLCS), a biopharmaceutical company that discovers and develops novel treatments for patients suffering from pain, today reported financial results for the first quarter ended March 31, 2013.

“This has been a productive quarter for Zalicus as evidenced by the extension of our Novartis collaboration and the bolstering of our ion channel intellectual property estate to broaden and extend exclusivity for our ion channel programs Z160 and Z944,” commented Mark H.N. Corrigan, MD, President and CEO of Zalicus. “Our primary focus is on advancing the development of our ion channel programs, including Z160, our first-in-class, oral N-type calcium channel blocker for the treatment of chronic neuropathic pain that is currently actively enrolling two Phase 2 clinical trials, and Z944, a novel oral T-type calcium channel blocker that is continuing to progress in the clinic.”

First Quarter 2013 and Recent Accomplishments:

·	Collaborations. Extended our alliance with Novartis through October 2014, based on the success of the cHTS discovery collaboration up to this point. This is Novartis’ third extension, generating up to $3.0 million in funded research payments to Zalicus, and further validating the value of the cHTS discovery technology to the advancement of novel treatments for cancer.

·	Z160. Granted a patent by the U.S. Patent and Trademark office (USPTO) covering novel formulations of Z160 and extending its patent protection and exclusivity into 2032. United States patent number 8,409,560, entitled “Solid Dispersion Formulations and Methods of Use Thereof,” provides broad coverage for a range of novel Z160 pharmaceutical compositions and methods of using these compositions in the treatment of pain. Z160 is a first-in-class, oral, state dependent, selective N-type calcium channel (Cav 2.2) blocker currently in two Phase 2a clinical trials for the potential treatment of chronic neuropathic pain, including lumbosacral radiculopathy which began in the third quarter of 2012 and postherpetic neuralgia which began in the fourth quarter of 2012. Top line data from both studies are expected to be available late in the second half of 2013.

·	Z944. Granted United States patent number 8,377,968 entitled “N-Piperidinyl Acetamide Derivatives as Calcium Channel Blockers” providing broad coverage for Z944 including compositions of matter and certain therapeutic methods of use through April 2029. Z944 is a novel, oral, T-type calcium channel blocker which has demonstrated efficacy in a number of preclinical inflammatory pain models and other disease models. Z944 completed Phase 1 single and multiple ascending dose clinical studies in late 2012 and Zalicus plans to continue further clinical development with Z944 during 2013.

·	Scientific Presentations. Presented preclinical data demonstrating the advantages of applying Zalicus’s state-dependent ion channel screening approach to identify novel calcium channel blockers for the treatment of pain at the RSC/SCI Symposium on Ion Channels as Therapeutic Targets Conference. These data demonstrated the utility of inactivation state screening to identify novel, potent, selective and state-dependent calcium channel blockers with efficacy in

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animal models of inflammatory and neuropathic pain.

First Quarter Financial Results (Unaudited):

As of March 31, 2013, Zalicus had cash, cash equivalents, restricted cash and short-term investments of $26.1 million compared to $36.4 million on December 31, 2012.

For the three months ended March 31, 2013, revenue was $3.7 million compared to $2.3 million for the quarter ended March 31, 2012. Zalicus recognized $1.4 million in royalty revenue from Mallinckrodt based on Exalgo® sales for the quarter ended March 31, 2013 and a total of $10.8 million in Exalgo royalty revenue from its commercial launch in April 2010 through March 31, 2013. For the quarter ended March 31, 2013, net loss was $8.0 million, or ($0.06) per share, compared to a net loss of $13.5 million, or ($0.13) per share, in the quarter ended March 31, 2012. The net loss amounts include $2.2 million and $1.0 million in non-cash Exalgo intangible amortization expense in the quarters ended March 31, 2013 and March 31, 2012, respectively.

Research and development expenses were $7.1 million in the quarter ended March 31, 2013 compared to $10.6 million in the quarter ended March 31, 2012. The $3.5 million decrease from the 2012 period to the 2013 period was primarily due to decreased clinical development expenses related to our discontinued product candidate Synavive.

General and administrative expenses were $2.0 million in the quarter ended March 31, 2013 compared to $2.7 million in the quarter ended March 31, 2012.

About Zalicus

Zalicus Inc. (Nasdaq Global Market: ZLCS) is a biopharmaceutical company that discovers and develops novel treatments for patients suffering from pain. Zalicus has a portfolio of proprietary clinical-stage product candidates targeting pain such as Z160 and Z944 and has entered into multiple revenue-generating collaborations with large pharmaceutical companies relating to other products, product candidates and drug discovery technologies. Zalicus applies its expertise in the discovery and development of selective ion channel modulators and its combination high throughput screening capabilities to discover innovative therapeutics for itself and its collaborators in the areas of pain, inflammation, oncology and infectious disease. To learn more about Zalicus, please visit www.zalicus.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Zalicus, its product candidates, their potential, and its plans for clinical development, the Zalicus selective ion channel modulation technology, and related preclinical product candidates and intellectual property, Zalicus’s combination drug discovery technology, cHTS, and its financial condition, results of operations, including expected 2013 royalties on Mallinckrodt’s net sales of Exalgo, and other business plans. These forward-looking statements about future expectations, plans, objectives and prospects of Zalicus and its product candidates may be identified by words like "believe," "expect," "may," "will," "should," "seek," “plan,” “project” or “could” and similar expressions

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and involve significant risks, uncertainties and assumptions, including risks related to the risks related to the formulation and clinical development of its product candidates Z160 and Z944, the unproven nature of the Zalicus ion channel drug discovery technology, risks related to the sale and marketing of Exalgo by Mallinckrodt, the ability of Zalicus’s collaboration partners to initiate and successfully complete clinical trials of their partnered product candidates, Zalicus’s ability to obtain additional financing or funding for its research and development, and those other risks that can be found in the "Risk Factors" section of Zalicus' annual report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Zalicus periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Zalicus contemplated by these forward-looking statements. These forward-looking statements reflect management’s current views and Zalicus does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release except as required by law.

Contacts: Justin Renz, CFO, Zalicus Inc. 617-301-7575 JRenz@zalicus.com Gina Nugent 617-460-3579 gnugent@zalicus.com (c) 2013 Zalicus Inc. All rights reserved.

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Zalicus Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share amounts)
(Unaudited)

	Three months ended
	March 31,

	2013	2012

Revenue:
Royalties	$1,432	$1,118
cHTS services and other collaborations	2,242	1,202

Total revenue	3,674	2,320

Operating expenses:
Research and development	7,079	10,582
General and administrative	2,042	2,663
Amortization of intangible	2,181	973
Restructuring	—	1,101

Total operating expenses	11,302	15,319

Loss from operations	(7,628)	(12,999)
Interest income	23	41
Interest expense	(440)	(591)
Other (expense) income	(2)	7

Net loss	$(8,047)	$(13,542)

Net loss per share—basic and diluted	$(0.06)	$(0.13)

Weighted average number of common shares used in net loss per share calculation – basic
and diluted	127,225,319	103,790,071

Comprehensive loss	$(8,053)	$(13,520)

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Zalicus Inc.

Condensed Consolidated Balance Sheets
(in thousands, except per share data)
(Unaudited)

	March 31,	December 31,
	2013	2012

Assets
Current assets:
Cash and cash equivalents	$3,221	$4,531
Restricted cash	50	50
Short-term investments	21,077	30,059
Accounts receivable	2,532	3,045
Prepaid expenses and other current assets	834	684

Total current assets	27,714	38,369
Property and equipment, net	3,212	3,535
Intangible asset, net	15,473	17,654
Restricted cash and other assets	1,804	1,817

Total assets	$48,203	$61,375

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,426	$3,261
Accrued expenses and other current liabilities	3,519	4,841
Deferred revenue	4,583	4,918
Current portion of term loan payable	6,521	6,327
Current portion of lease incentive obligation	284	284

Total current liabilities	16,333	19,631
Term loan payable, net of current portion	7,067	8,772
Deferred revenue, net of current portion	75	600
Deferred rent, net of current portion	420	457
Lease incentive obligation, net of current portion	804	875
Other long-term liabilities	—	14
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000 shares authorized; 127,265 and 127,019 shares issued
and outstanding at March 31, 2013 and December 31, 2012, respectively	127	127
Additional paid-in capital	372,443	371,912
Accumulated other comprehensive income	4	10
Accumulated deficit	(349,070)	(341,023)

Stockholders’ equity	23,504	31,026

Total liabilities and stockholders’ equity	$48,203	$61,375

     245 First Street, Third Floor, Cambridge, MA 02142 Ph: 617 301 7000 Fax: 617 301 7010 www.zalicus.com